Exhibit 99.1

Zymeworks to Present at Barclays 2019 Global Healthcare Conference

Vancouver, Canada (March 5, 2019) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will present at the upcoming Barclays Global Healthcare Conference taking place March 12-14, 2019 in Miami Beach, Florida.
The Company’s presentation will be on March 12, 2018 at 9:00 a.m. ET.
Interested parties can access a live webcast of the presentation via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations, which will also host a recorded replay available afterwards.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the development of next-generation multifunctional biotherapeutics. The Company’s suite of therapeutic platforms and its fully integrated drug development engine enable precise engineering of highly differentiated product candidates. Zymeworks’ lead clinical candidate, ZW25, is a novel Azymetric™ bispecific antibody currently in a Phase 1 clinical trial. The Company’s second clinical candidate, ZW49, is a bispecific antibody-drug conjugate in a Phase 1 clinical trial and combines the unique design and antibody framework of ZW25 with Zymeworks’ proprietary ZymeLink™ cytotoxic payload. Zymeworks is also advancing a deep preclinical pipeline in immuno-oncology and other therapeutic areas and its therapeutic platforms have been leveraged through multiple strategic partnerships with eight global biopharmaceutical companies. For more information, visit www.zymeworks.com.

Contacts:

Investors:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net